COLUMBIA ETF TRUST I

AMENDMENT NO. 6 TO THE

AMENDED AND RESTATED DECLARATION OF TRUST

WHEREAS, Section 6 of Article III of the Amended and Restated Declaration of Trust (the “Declaration of Trust”) of Columbia ETF Trust I (the “Trust”), dated April 15, 2016, as amended from time to time, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia ETF Trust I, do hereby certify that we have authorized the creation of the additional Series of the Trust: Columbia Short Duration Bond ETF and have authorized the following amendment to said Declaration of Trust:

Section 6 of Article III is hereby amended to read as follows:

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Diversified Fixed Income Allocation ETF

Columbia Multi-Sector Municipal Income ETF

Columbia Research Enhanced Core ETF

Columbia Research Enhanced Value ETF

Columbia Short Duration Bond ETF

Columbia Sustainable International Equity Income ETF

Columbia Sustainable U.S. Equity Income ETF

The rest of this Section 6 remains unchanged.

The foregoing amendment is effective as of September 16, 2021.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 6 to the Declaration of Trust.

/s/ George S. Batejan George S. Batejan Date: 9/3/2021	/s/ Nancy T. Lukitsh Nancy T. Lukitsh Date: 9/4/2021

/s/ Kathleen A. Blatz Kathleen A. Blatz Date: 9/3/2021	/s/ David M. Moffett David M. Moffett Date: 9/6/2021

/s/ Pamela G. Carlton Pamela G. Carlton Date: 9/3/2021	/s/ Catherine James Paglia Catherine James Paglia Date: 9/3/2021

/s/ Janet L. Carrig Janet L. Carrig Date: 9/3/2021	/s/ Christopher O. Petersen Christopher O. Petersen Date: 9/3/2021

/s/ J. Kevin Connaughton J. Kevin Connaughton Date: 9/3/2021	/s/ Anthony M. Santomero Anthony M. Santomero Date: 9/3/2021

/s/ Olive M. Darragh Olive M. Darragh Date: 9/3/2021	/s/ Minor Mickel Shaw Minor Mickel Shaw Date: 9/3/2021

/s/ Patricia M. Flynn Patricia M. Flynn Date: 9/4/2021	/s/ Natalie A. Trunow Natalie A. Trunow Date: 9/3/2021

/s/ Brian J. Gallagher Brian J. Gallagher Date: 9/3/2021	/s/ Sandra L. Yeager Sandra L. Yeager Date: 9/3/2021

/s/ Douglas A. Hacker Douglas A. Hacker Date: 9/3/2021

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109